Exhibit 99

ESI Appoints New Board Member, David Nierenberg

PORTLAND, Ore., February 26, 2010 (BUSINESS WIRE)—Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class photonic and laser systems for micro-engineering applications, today announced the appointment of its newest member, David Nierenberg, to its Board of Directors, effective February 24, 2010. Nierenberg, with professional experience in investing and management consulting, comes to ESI with significant expertise in strategic planning and corporate governance matters.

“I am very pleased that David has agreed to serve as a director. Our board believes David brings a broad set of skills and experience that will assist us in executing our strategy of entering adjacent markets and applications to drive sustainable and profitable growth,” said Nick Konidaris, president and CEO of ESI.

“I am very enthusiastic about joining the board of ESI. As the manager of several funds that have been long-term investors in the company, I have been impressed with ESI’s continual expansion of its addressable market and diversification of its business. I look forward to working with my fellow directors and ESI management in helping the company continue to execute its strategy and achieve its growth objectives,” said Nierenberg.

Since 1996 Nierenberg has served as president of Nierenberg Investment Management Company, Inc., an investment management firm. He was previously with venture capital firms Trinity Ventures and G.E. Venture Capital. He started his career in management consulting with Bain & Company, eventually becoming a partner. He holds both a Bachelor of Arts and Juris Doctor from Yale University. Nierenberg is currently chair of the Millstein Center for Corporate Governance & Performance at Yale University. He previously served as a director of Casa Ole Mexican Restaurants, Inc. and Natus Medical Incorporated.

In connection with his appointment, Nierenberg has been awarded 12,500 restricted stock units, which will vest 25 percent annually on each of the first four anniversaries of his appointment to the board.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, passive components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, profitability and growth. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; and the company’s ability to create and sustain intellectual property protection around its products.